UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2022

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Petroleum Drive, Suite 200,Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

The Registrant announced today that it agreed to now offer for sale vacuum blood collection tubes (“VBCT”).

A VBCT is a glass or plastic test tube with a colored rubber stopper that creates a vacuum seal inside of the tube, facilitating the drawing of a predetermined volume of liquid. VBCT may contain additives designed to stabilize and preserve the specimen prior to analytical testing. VBCT are available with a safety-engineered stopper, with a variety of labeling options and draw volumes.

When a VBCT is inserted into the clear plastic sheath attached to the blood collection tube, its rubber cap is punctured by an inner needle and the vacuum in the tube pulls blood through the needle and into the VBCT. The filled VBCT is then removed, and another can be inserted and filled the same way. The amount of air evacuated from the VBCT predetermines how much blood will fill the VBCT before blood stops flowing.

VBCT often include additives that mix with the blood when collected. Each VBCT is topped with a color-coded plastic or rubber cap, and the color of each tube's plastic cap indicates which additives it contains. The meanings of the various VBCT colors are standardized across manufacturers.

The additives in the VBCT may include anticoagulants (EDTA, sodium citrate, heparin) or a gel with density between those of blood cells and blood plasma. Additionally, some VBCT contain additives that preserve certain components of or substances within the blood, such as glucose. When a VBCT is centrifuged, the materials within are separated by density, with the blood cells sinking to the bottom and the plasma or serum accumulating at the top. Tubes containing gel can be easily handled and transported after centrifugation without the blood cells and serum mixing.

VBCT may contain additional substances that preserve blood for processing in a medical laboratory. Using the wrong VBCT may make the blood sample unusable for the intended purpose. These additives are typically thin film coatings applied by the factory using an ultrasonic nozzle.

The shelf life of the VBCT expire over time because the vacuum is lost, and blood will not be drawn into the tube when the needle punctures the cap.

VBCT are also used as a medium to transport COVID-19 test specimens to PCR testing laboratories and are among the basic medical supplies taken by disaster relief programs to affected area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: April 1, 2022	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer